UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report February 11, 2005

Commission File Number 000-27261

CH2M HILL Companies, Ltd.

(Exact name of registrant as specified in its charter)

Oregon	93-0549963
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9191 South Jamaica Street, Englewood, CO	80112-5946
(Address of principal executive offices)	(Zip Code)

(303) 771-0900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

At the February 11, 2005 meeting of the CH2M HILL Companies, Ltd.’s Board of Directors, the Board approved the following compensation for the members of the Board who are not also employees of CH2M HILL or its subsidiaries:

For 2005 Board services, non-employee directors will receive an annual retainer of $30,000; the Lead Director will receive an additional annual retainer of $15,000; and each Committee Chairman will receive an additional annual retainer of $4,000.  Non-employee directors will also receive a Board meeting fee of $1,500, and an additional $1,000 for attendance at each committee meeting on which they serve, for a maximum of two meetings in any one day.  CH2M HILL may, at its discretion, award cash and stock supplemental compensation to non-employee directors.  For 2005 Board services, CH2M HILL shall pay a supplemental restricted stock-based award equal to $42,500. Directors are reimbursed for expenses incurred in connection with attendance at meetings and other CH2M HILL functions.

CH2M HILL’s employee directors do not receive any additional compensation for service on the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CH2M HILL COMPANIES, LTD.
(Registrant)

Date: February 11, 2005	By:	/s/ Samuel H. Iapalucci
Samuel H. Iapalucci

	Its:	Executive Vice President and
Chief Financial Officer